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                                                                     EXHIBIT 5.1

                      OPINION AND CONSENT OF LEGAL COUNSEL

July 6, 2004


NATCO Group Inc.
2950 North Loop West, 7th Floor
Houston, Texas 77092

Ladies and Gentlemen:

      I am acting as counsel for NATCO Group Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 904,915 shares (the "Shares") of common stock, par value $.01 per share, of the Company pursuant to the Company's 2004 Stock Incentive Plan and individual stock option arrangements (each a "Plan" and collectively the "Plans").

      In connection with the foregoing, I have examined or am familiar with the certificate of incorporation and bylaws of the Company, each as currently in effect, the corporate proceedings of the Company with respect to the adoption of the Plans, the filing of the Registration Statement, the instruments relating to issuance of the Shares and such other certificates, instruments and documents as I considered necessary or appropriate for purposes of this opinion.

      Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the provisions of the applicable Plan, will be validly issued and fully paid and non-assessable.

      The foregoing opinion is limited to the laws of the United States of America and the State of Texas, and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware. For purposes of this opinion, I assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                            Very truly yours,

                                            /s/ Katherine P. Ellis
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                                            Katherine P. Ellis
                                            Senior Vice President, Secretary and
                                            General Counsel